Exhibit 99.1

Cortland Bancorp Earns $1.2 Million, or $0.26 Per Share, for 2Q17; up 18% from 1Q17

CORTLAND, Ohio, July 27, 2017 (GLOBE NEWSWIRE) -- Cortland Bancorp (OTCQB:CLDB), the holding company for Cortland Savings and Banking Company, today reported net income of $1.2 million, or $0.26 per share, for the second quarter of 2017, compared to $1.2 million, or $0.27 per share, for the second quarter of 2016.  Earnings were $1.0 million, or $0.23 per share, for the first quarter of 2017.  For the first six months ended June 30, 2017, net income was $2.2 million, or $0.49 per share, compared to $2.5 million, or $0.58 per share for the six months of 2016.

While earnings for the first half of 2016 benefitted from a one-time recovery of a commercial loan that was on nonaccrual status, the organic growth strategy deployed in midyear 2016 to expand into neighboring geographic markets and adding key personnel to support the Cortland Private Business Banking and commercial lending efforts in northeast Ohio have increased expenses, which will add important revenues in the long term but initially have provided modest incremental revenues since the second quarter of last year.

“As we act on our strategic business banking and commercial lending growth initiatives and begin to gain traction in new markets, we remain focused on producing positive earnings results.  In fact, we have achieved solid financial results in the second quarter, driven by strong deposit and loan growth,” said James Gasior, President and Chief Executive Officer. Our earlier investment in the Mahoning Valley commercial banking group is generating good quality loans with a steady deposit stream,” added Gasior.  “In addition, contributions from our mortgage banking business line continues to enhance revenues, while expenses in less profitable business lines are being reduced.  Also, credit quality continues to improve with nonperforming assets declining to 1.13% of total assets.”

Second Quarter 2017 Highlights (at, or for the period ended June 30, 2017);

  Total loans grew 7% to $409.8 million from $384.1 million for the second quarter of 2016.
  Mortgage originations totaled $15.0 million, generating gains on sale of mortgages of $322,000 in the second quarter of 2017, compared to $16.5 million in originations and $465,000 in gains in the second quarter of 2016.  For the first six months of 2017, mortgage originations were $23.2 million, versus $26.9 million generated in the first half of 2016.
  Total deposits grew 9% to $531.0 million from the comparable quarter a year earlier.
  Earnings per share (“EPS”) was $0.26 for the second quarter of 2017, compared to $0.27 for the second quarter of 2016, and $0.23 for the first quarter of 2017.  For the first half of 2017, EPS was $0.49 per share, compared to $0.58 per share for the first six months of 2016.
  Net interest income was $5.0 million for the second quarter of 2017, unchanged from the second quarter one year earlier. Net interest income increased 2% from $4.9 million on a linked quarter basis.  For the first six months of 2017, net interest income was $10.0 million, compared to $9.7 million for the like period in 2016.
  Non-interest income (excluding investment security gains) was $1.1 million for the second quarter of 2017, compared to $1.2 million for the second quarter of 2016 and increased 25% from $891,000 for the first quarter of 2017.  Year-to-date, non-interest income was $2.0 million, compared to $2.2 million for the first half of 2016.
  Net interest margin (“NIM”) for the quarter was 3.56%, compared to 3.77% for the second quarter a year ago, and 3.52% for the first quarter of 2017.  NIM for the first six months of 2017, was 3.54%, from 3.67% for the like period in 2016.
  Nonperforming assets declined to 1.13% of total assets at June 30, 2017.
  The allowance for loan losses was 1.18% of total loans at June 30, 2017, compared to 1.27% a year earlier and 1.22% at March 31, 2017.
  Cortland Bancorp remained well capitalized with total risk-based capital to risk-weighted assets of 14.90% and tangible equity to tangible assets of 9.44%.
  A quarterly cash dividend of $0.08 per share will be payable on September 1, 2017 to shareholders of record on August 10, 2017, providing a 1.8% current yield at recent market prices.

Operating Results

Net Interest Income
Net interest income remained flat at $5.0 million for the second quarter of 2017, compared to the second quarter of 2016.  Net interest income increased 2% from $4.9 million on a linked quarter basis.  For the first six months of 2017, net interest income increased 2% to $10.0 million over $9.7 million for the first half of 2016.

Net Interest Margin
The fully tax equivalent (“FTE”) net interest margin (“NIM”) contracted 21 basis points to 3.56% for the second quarter of 2017, compared to 3.77% for the second quarter of 2016, primarily due to the lower yields received on loans and investment securities.  The NIM improved four basis points from 3.52% for the first quarter of 2017, mainly due to higher average balances and yields on loans and securities.  NIM was 3.54% for the first six months of 2017, compared to 3.67% for the first half of 2016.

“The one remaining long-term Federal Home Loan Bank (FHLB) advance of approximately $3.5 million bearing an interest rate of 3.95% will mature in September.  We plan to refinance at least $2.0 million of this maturing note and expect the cost will be approximately 1.6% to 1.7%,” said David Lucido, Chief Financial Officer.  Other FHLB advances matured earlier in the year, with $4.5 million refinanced in January 2017, at an average rate of 1.16% from 4.25%, and $3.5 million refinanced in May 2017 at an average rate of 1.26% from 4.27%.

Noninterest Income
Total noninterest income, excluding investment gains, was $1.1 million for the second quarter of 2017, compared to $1.2 million for the second quarter of 2016 and $891,000 for the first quarter of 2017.  Year-to-date, non-interest income totaled $2.0 million, compared to $2.2 million for the first six months of 2016.  Volatility in interest rates continue to have an impact on the margins generated on mortgage loans sold.  Despite the first quarter decline, mortgage banking revenue was a meaningful contributor to noninterest income.

Operating Expenses
Non-interest expense was $4.7 million for both the second quarter of 2017 and the second quarter of 2016, compared to $4.6 million from the preceding quarter.  For the first six months of 2017, non-interest expense was $9.3 million, compared to $9.2 million for the first six months of 2016 which included a $242,000 nonrecurring charge.  “Higher operating expenses resulting from overhead costs associated with our expansion into the greater Cleveland area and the Hudson market, have been partially offset with staff reductions in less profitable business lines and other expense control measures,” added Lucido.

In line with its market assessment strategy, the Company has in recent years targeted less profitable branches for relocation or closure and is scheduled to close one of its Mahoning County branches during the third quarter of 2017.  The Company in previous years closed branches in North Bloomfield, Ohio and Middlefield, Ohio.

The efficiency ratio for the second quarter of 2017 was 73.70%, compared to 73.84% for the second quarter a year earlier, and 76.63% for the first quarter of 2017.  The effective tax rate for the second quarter of 2017 was 19.5%, compared to 19.2% from the second quarter a year earlier.

Balance Sheet and Asset Quality

Total assets grew to $634.7 million at June 30, 2017, compared to $606.4 million at June 30, 2016, and $619.9 million at March 31, 2017.

Investment securities totaled $162.7 million at June 30, 2017, compared to $163.8 million at June 30, 2016, and $165.1 million on a linked quarter basis.  As of June 30, 2017, the securities portfolio was primarily comprised of high-grade mortgage-back securities issued by U.S. Government sponsored entities.  The balance in investment securities continues to vary with the liquidity and interest rate risk management as the primary driver.

Total loans increased 7% to $409.8 million at June 30, 2017, compared to $384.1 million at June 30, 2016, and grew by 3% from $397.1 million, at March 31, 2017.  Average loan balances also increased 7% year-over-year.  “Second quarter loans ticked up nicely following solid first quarter loan growth,” commented Gasior.

The loan portfolio remains diversified and is comprised of both retail and business relationships with commercial real estate (CRE) loans accounting for 63%, of which 17% were owner-occupied.  Commercial loans accounted for 16% while residential 1-4 loans accounted for 14%.  Consumer and home equity loans accounted for 7% of total loans.  “With solid organic loan production, commercial real estate and business remain the strongest,” added Gasior.

Total deposits grew by $42.3 million, or 9%, to $531.0 million at June 30, 2017, from $488.7 million at June 30, 2016, and increased by $13.6 million, or 3% from $517.4 million, at March 31, 2017.  Noninterest-bearing deposits accounted for 21% of total deposits; interest-bearing demand deposits accounted for 10%, while money market and savings accounted for 44% of total deposits.  Certificates of deposits were 25% of the deposit mix.

“Asset quality continued to improve with nonperforming assets (NPAs) declining significantly year-over-year and on a linked quarter basis,” said Gasior.  At June 30, 2017, NPAs totaled $7.2 million, down $2.1 million, or 23%, compared to $9.3 million at June 30, 2016, and declined $1.5 million, or 18%, from $8.7 million, at March 31, 2017.  NPAs as a percentage of total assets was 1.13%, at June 30, 2017, compared to 1.54% of total assets at June 30, 2016, and 1.41% of total assets, at March 31, 2017.  Nonperforming loans also declined to $5.9 million at June 30, 2017, compared to $8.5 million a year earlier and $7.4 million, at March 31, 2017.

Nonaccrual loans improved substantially to $1.7 million at June 30, 2017, compared to $2.4 million one year earlier, and $3.1 million at March 31, 2017.  Performing restructured loans, that were not included in nonaccrual loans at the end of the second quarter of 2017, were $4.2 million, compared to $6.1 million at June 30, 2016, and $4.4 million at March 31, 2017.  Borrowers who are in financial difficulty and who have been granted concessions that may include interest rate reductions, term extensions, or payment alterations are categorized as restructured loans.

Because of continued improved credit quality and the substantial recovery of loans previously charged off, no provision for loan losses was recorded for the second quarter of 2017.  No provision for loan losses has been required since the fourth quarter of 2015.  The allowance for loan losses to total loans was 1.18% at June 30, 2017, compared to 1.27% a year earlier and 1.22% at March 31, 2017.

Capital

Cortland Bancorp continues to remain well capitalized under all regulatory measures, with capital ratios exceeding the statutory well-capitalized thresholds by an ample margin.  For the quarter ended June 30, 2017, capital ratios were as follows:

Ratio	Cortland Bancorp	Bank	Well-capitalized Minimum

Tier 1 leverage ratio	10.50%	9.15%	5.00%

Tier 1 risk-based capital ratio	13.88%	12.11%	8.00%

Total risk-based capital ratio	14.90%	14.39%	10.00%

About Cortland Bancorp –

Cortland Bancorp is a financial holding company headquartered in Cortland, Ohio.  Founded in 1892, the bank subsidiary, The Cortland Savings and Banking Company conducts business through fourteen full-service community banking offices located in the counties of Trumbull, Mahoning, Portage, Ashtabula, and Summit in Northeastern Ohio and two financial services centers, in Beachwood and Fairlawn, Ohio.  For additional information about Cortland Bank visit http://www.cortlandbank.com.

Forward Looking Statement

This release may contain “forward-looking statements” that are subject to risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Cortland Bancorp or management, are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements. These risks and uncertainties include our ability to maintain or expand our market share or net interest margins, and to implement our marketing and growth strategies. Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy, as those factors relate to our cost of funds and return on assets. In addition, there are risks inherent in the banking industry relating to collectability of loans and changes in interest rates. Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in our other filings with the SEC. However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations.

SELECTED FINANCIAL DATA
(In thousands of dollars, except for ratios and per share amounts)
Unaudited
	Three Months Ended					Six Months Ended
	June 30, 2017	June 30, 2016	Var %	March 31, 2017	Var %	June 30, 2017	June 30, 2016	Var %
SUMMARY OF OPERATIONS
Interest income	$5,805	$5,740	1%	$5,696	2%	$11,501	$11,133	3%
Interest expense	(783)	(719)	9	(759)	3	(1,542)	(1,411)	9
Net interest income	5,022	5,021	—	4,937	2	9,959	9,722	2
Provision for loan losses	—	—	—	—	—	—	—	—
NII after loss provision	5,022	5,021	—	4,937	2	9,959	9,722	2
Investment security gains	22	4	450	9	144	31	328	(91)
Non-interest income	1,110	1,161	(4)	891	25	2,001	2,244	(11)
Non-interest expense	(4,686)	(4,734)	(1)	(4,647)	1	(9,333)	(9,218)	1
Income before tax	1,468	1,452	1	1,190	23	2,658	3,076	(14)
Federal income tax expense	286	279	3	190	51	476	541	(12)
Net income	$1,182	$1,173	1%	$1,000	18%	$2,182	$2,535	(14)%

PER COMMON SHARE DATA
Number of shares outstanding (000s)	4,433	4,407	1%	4,435	—%	4,433	4,407	1%
Earnings per share, basic and diluted	$0.26	$0.27	(4)	$0.23	13	$0.49	$0.58	(16)
Dividends per share	0.08	0.07	14	0.15	(47)	0.23	0.14	64
Market value	18.00	15.00	20	18.60	(3)	18.00	15.00	20
Book value	13.51	13.67	(1)	13.09	3	13.51	13.67	(1)
Market value to book value	133.23%	109.73%	21	142.09%	(6)	133.23%	109.73%	21

BALANCE SHEET DATA
Assets	$634,736	$606,361	5%	$619,893	2%	$634,736	$606,361	5%
Investments securities	162,677	163,796	(1)	165,099	(1)	162,677	163,796	(1)
Total loans	409,766	384,058	7	397,087	3	409,766	384,058	7
Total deposits	530,988	488,675	9	517,352	3	530,988	488,675	9
Borrowings	32,758	41,942	(22)	35,436	(8)	32,758	41,942	(22)
Shareholders’ equity	59,910	60,223	(1)	58,054	3	59,910	60,223	(1)

AVERAGE BALANCE SHEET DATA
Average assets	$634,701	$602,749	5%	$632,314	—%	$633,460	$597,878	6%
Average total loans	407,138	379,274	7	407,680	—	407,408	380,249	7
Average total deposits	527,510	492,432	7	520,059	1	523,804	488,774	7
Average shareholders' equity	59,227	58,878	1	57,674	3	58,454	58,159	1

ASSET QUALITY RATIOS
Net (charge-offs) recoveries	$(25)	$(320)	(92)%	$(13)	92%	$(38)	$(334)	(89)%
Net (charge-offs) recoveries to average loans	(0.02)%	(0.34)%	(94)	(0.01)%	100	(0.02)%	(0.18)%	(89)
Non-performing loans as a % of loans	1.44	2.22	(35)	1.87	(23)	1.44	2.22	(35)
Non-performing assets as a % of assets	1.13	1.54	(27)	1.41	(20)	1.13	1.54	(27)
Allowance for loan losses as a % of total loans	1.18	1.27	(7)	1.22	(3)	1.18	1.27	(7)
Allowance for loan losses as a % of non-performing loans	82.06	56.88	44	65.42	25	82.06	56.88	44

FINANCIAL RATIOS\STATISTICS
Return on average equity	7.98%	7.97%	—%	6.94%	15%	7.47%	8.72%	(14)%
Return on average assets	0.74	0.78	(5)	0.63	18	0.69	0.85	(19)
Net interest margin	3.56	3.77	(6)	3.52	1	3.54	3.67	(4)
Efficiency ratio	73.70	73.84	—	76.63	(4)	75.13	72.52	4
Average number of employees (FTE)	159	162	(2)	163	(2)	161	159	1

CAPITAL RATIOS
Tier 1 leverage ratio
Company	10.50%	10.64%	(1)%	10.39%	1%	10.50%	10.64%	(1)%
Bank	9.15	9.19	—	9.04	1	9.15	9.19	—
Common equity tier 1 ratio
Company	12.84	12.74	1	12.89	—	12.84	12.74	1
Bank	12.11	11.95	1	12.15	—	12.11	11.95	1
Tier 1 risk-based capital ratio
Company	13.88	13.81	1	13.95	(1)	13.88	13.81	1
Bank	12.11	11.95	1	12.15	—	12.11	11.95	1
Total risk-based capital ratio
Company	14.90	14.88	—	14.99	(1)	14.90	14.88	—
Bank	14.39	14.32	—	14.47	(1)	14.39	14.32	—

CONTACT:
James M. Gasior, President & CEO
(330) 282-4111

The Cereghino Group
IR CONTACT: 206-388-5785